As filed with the Securities and Exchange Commission on July 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

E-Home, 18/F, East Tower, Building B,

Dongbai Center, Yangqiao Road,

Gulou District, Fuzhou City 350001,

People’s Republic of China

(Address of Principal Executive Offices) (Zip Code)

2023 Share Incentive Plan

(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

 (Name and address of agent for service)

800-221-0102

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Huan Lou, Esq.

David Manno, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by E-Home Household Service Holdings Limited, an exempt company incorporated in the Cayman Islands (the “Company”) relating to 6,000,000 ordinary shares of $0.02 par value per share (the “Shares”), issuable under the 2023 Share Incentive Plan.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for the reoffer and resale of Shares on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of Shares included in the Reoffer Prospectus represents Shares issuable to the selling shareholders pursuant to equity awards granted to the selling shareholders and does not necessarily represent a present intention to sell any or all such Shares.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form F-3, the number of Shares to be offered by means of this reoffer prospectus, by each of the selling security holders, and any other person with whom he or she is acting in concert for the purpose of selling our Shares, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the 2023 Share Incentive Plan (the “Recipients”) with documents that contain information related to the 2023 Share Incentive Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives Shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting:

Mr. Wenshan Xie

Chairman and Chief Executive Officer

E-Home Household Service Holdings Limited

E-Home, 18/F, East Tower, Building B,

Dongbai Center, Yangqiao Road,

Gulou District, Fuzhou City 350001,

People’s Republic of China

+86-591-87590668

REOFFER PROSPECTUS

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

Up to 2,600,000 Shares

Issuable under certain awards granted under the

2023 Share Incentive Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 2,600,000 of our Shares by certain security holders identified herein in the section titled “Selling Securityholders”. Such shares may be issued under the 2023 Share Incentive Plan. You should read this reoffer prospectus carefully before you invest in our Shares.

Such resales shall take place on NASDAQ, or such other stock market or exchange on which our Shares may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 33 of this reoffer prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our Shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that, until such time as we meet the registrant requirements for use of Form F-3, the amount of Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the Shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The securities offered by this reoffer prospectus involve a high degree of risks. E-Home Household Service Holdings Limited (“E-Home”) is not an operating company but rather a holding company incorporated in the Cayman Islands. Because E-Home has no operations of its own, we conduct substantially all of our business in Hong Kong and mainland China (which is also referred to as “PRC,” and for the purpose of this prospectus, excluding Taiwan and the special administrative regions of Hong Kong and Macau) through E-Home’s subsidiaries, particularly, E-Home (Pingtan) Home Service Co., Ltd. and Fuzhou Bangchang Technology Co. Ltd., and their respective Chinese subsidiaries.

As used in this reoffer prospectus, throughout this document, unless the context indicates otherwise, references to “E-Home” refer to E-Home Household Service Holdings Limited, a holding company and references to “we,” “us,” “our,” the “Company” or “our company” are to E-Home and its consolidated subsidiaries, including E-Home Household Service Holdings Limited (Hong Kong), Zhongrun (Fujian) Pharmaceutical Co. Ltd., E-Home Household Service Technology Co., Ltd., E-Home (Pingtan) Home Service Co., Ltd., Fuzhou Bangchang Technology Co. Ltd., Fuzhou Yongheng Xin Electric Co., Ltd., Fujian Happiness Yijia Family Service Co., Ltd., and Danyang Fumao Health Development Co., Ltd,  as a whole.

This structure involves unique risks to investors, and you may never directly hold equity interests in E-Home’s Chinese operating entities. You are specifically cautioned that there are significant legal and operational risks associated with having substantially all of our business operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of E-Home securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence the PRC subsidiaries’ operations in China at any time. Recent statements by the Chinese government indicate an intent to exert more oversight and more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could significantly limit or completely hinder E-Home’s ability to offer or continue to offer its securities to investors and cause the value of the securities being registered hereby to significantly decline or become worthless. Although we believe our operating structure is legal and permissible under the Chinese law and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations and/or the value of E-Home’s securities being offered, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Doing Business in China —The Chinese government exerts significant oversight and discretion over the conduct of our business. The Chinese government may intervene or influence our PRC subsidiaries’ operations at any time, which could result in a material adverse change in our PRC subsidiaries’ operations and in the value of the securities being offered hereby”, “Risk Factors—Risks Related to Doing Business in China —Recent statements by the Chinese government indicate an intent to exert more oversight and more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could significantly limit or completely hinder E-Home’s ability to offer or continue to offer its securities to investors and cause the value of the securities being registered hereby to significantly decline or become worthless” and “Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations”.

For a description of the corporate structure, see “Corporate Structure” on Page 2. For a description of the risks involved in investing in E-Home’s securities, see “Risk Factors” beginning on page 6.

We are subject to legal and operational risks associated with having a significant portion of our operations in mainland China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. We do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date hereof, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As of the date hereof, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plan, nor have we (including any of our subsidiaries) received any inquiry, notice, warning or sanctions regarding our planned offering of securities from the CSRC or any other PRC governmental authorities. Also, as of the date hereof, we do not believe we are in a monopolistic position in the industry in which we operate.  However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it remains uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require our Chinese subsidiaries to obtain regulatory approval from Chinese authorities before future offerings of securities in the U.S. These risks could result in a material change in our operations in China and potentially the value of our securities being registered herein for sale. The CSRC regulatory risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Our Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Our auditor, Enrome LLP, is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations.

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, a subsidiary may rely on loans or payments from E-Home and E-Home may receive distributions or cash transfers from our subsidiaries. Additionally, the transfer of funds and assets between E-Home and its subsidiaries is not subject to any Chinese currency exchange restrictions. As of the date hereof, during the past two completed fiscal years, none of our subsidiaries has made any dividends or distributions to E-Home and neither has E-Home made any dividends or distributions to its shareholders or subsidiaries. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate any cash dividends will be paid in the foreseeable future. If E-Home determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries. As of the date hereof, during the past two completed fiscal years, no transfer of non-cash assets has occurred between E-Home and any of its subsidiaries. As of the date hereof, neither E-Home nor its subsidiaries have a cash management policy. See “Cash Distribution” on page 4.

Our Shares are quoted on NASDAQ under the symbol “EJH” and the closing price of our Shares on July 18, 2023 was $0.1240 per Share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is July 21, 2023

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

i

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of E-Home Household Service Holdings Limited, a holding company incorporated in the Cayman Islands and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents and information incorporated by reference in this reoffer prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this reoffer prospectus and the documents and information incorporated by reference in this reoffer prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this reoffer prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

ii

PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “Commission”) allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this reoffer prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any other document that also is or is deemed to be incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus. You should read the following summary together with the more detailed information regarding our company, our Shares and our financial statements and notes to those statements appearing elsewhere in this reoffer prospectus or incorporated herein by reference.

Our Company

Overview

We are a household service company based in Fuzhou, China. We provide integrated household services through our website and WeChat platform, “e家快服” (“E-Home”), across 21 provinces in China. Currently, these services primarily include home appliance services and housekeeping services. For our home appliance services, we partner with individuals and service stores which provide the technicians to deliver the on-site services. We have partnerships with more than 2,300 individuals and service stores providing these services in China. For our housekeeping services, we primarily partner with individual service providers who serve as independent contractors. We currently have more than 3,000 cleaners providing our housekeeping or care services. Our online platform integrates these offline service providers, which helps them to gain a larger customer base, and provides professional and reliable one-stop household services to our customers.

In July 2015, we successfully transitioned from an outsourcing after-market service provider of home appliances and building materials to an operator of home appliance services. In January 2018, we officially became an integrated household service provider after expanding our service portfolio from distribution, installation, repair and maintenance of home appliances to delivery, installation, repair and maintenance of home appliances, home-moving and house cleaning. In addition, we have recently launched and are actively promoting our senior care services. We had generated a limited amount of revenue from our senior care services as of June 30, 2022. We plan to further expand our business to include smart community services, as well as sales of smart home supplementary merchandise. We currently have approximately 526 employees to support our operations.

The focus of our integrated household services will be adjusted based on different seasons and different locations. Most of our home appliance services are conducted in Shandong, Henan and Hunan provinces, while our housekeeping and care services are mainly conducted in Fujian, Shandong and Guangxi provinces. We received over 1,393,660 and 1,273,111 service orders in the fiscal years ended June 30, 2021 and 2022, respectively. We believe that all services ordered were successfully delivered.

We operate our business mainly by receiving the orders online and providing the services offline. Our online platform includes our website and WeChat platform. Customers order services and complete payments online. After our system automatically matches an order to the corresponding service provider, the service provider receives the order and arranges for a technician/cleaner to deliver the on-site service. We are committed to raising our service quality and improving the efficiency of our platform operation, which would ultimately improve the customer experience. After the services are delivered, customers can upload their evaluations on the platform and our customer service team will follow up with customers and get their feedback.

We market our brand and services through multiple channels, both online and offline. Online marketing is mainly done through WeChat events. Offline services are mainly promoted by clients from communities, institutions, training agencies and firms through peer-to-peer marketing. We also aim to deliver premium services to garner strong word-of-mouth referrals and enhance our brand recognition. The number of our registered members increased to more than 3,600,000 for the year ended June 30, 2022 and 2,800,000 for the year ended June 30, 2021 from about 2,629,000 for the year ended June 30, 2020. Registered members are those customers who followed our WeChat official account and provided their profiles, including their phone numbers or WeChat User IDs. Most of the orders for our services are placed from our registered members; therefore, we believe that the number of registered members is a key metric for our operations.

We have invested heavily in expanding and upgrading our business. In 2017, we acquired 67% of Fujian Happiness Yijia Family Service Co., Ltd. and 100% of Fuzhou Yongheng Xin Electric Co., Ltd. to support the expansion of our integrated household services and the training of our service providers. In 2021, we entered into equity transfer agreements to acquire all or a majority of equity interests of certain companies, including 51% of Fuzhou Sijie Cleaning Service Co., Ltd., 33% of Fujian Happiness Yijia Family Service Co., Ltd. (67% of which was previously owned by us), 100% of Fujian Jin Ri Dao Jia Technology Co., Ltd., 55% of Fujian Zhi Xie Education Technology Development Co., Ltd., and 55% of Fuzhou Ju Shang Enterprise Management Consulting Co., Ltd. We also contracted to purchase all the assets of Danyang Situ Fengyi Farm with its owner. As of the date hereof, except for the acquisition of 33% of Fujian Happiness Yijia Family Service Co., Ltd. and the termination of the acquisition 51% of Fuzhou Sijie Cleaning Service Co., Ltd., none of the foregoing acquisitions in 2021 have been closed . On June 23, 2021, Fuzhou Fumao, a 20% owned PRC subsidiary of ours, entered into an equity transfer agreement with Fuzhou Gulou Jiajiale Family Service Co. Ltd. (“Jiajiale”), pursuant to which Fuzhou Fumao acquired 100% of equity interests of Jiajiale in cash.

Our business was adversely impacted by the continued outbreak or resurgence of COVID-19 in recent years as demonstrated by our decline in revenue from fiscal year 2021 to fiscal year 2022. Due to the impact of COVID-19 our overall revenue decreased by approximately 14.46% to approximately $63.75 million for the year ended June 30, 2022, and our revenue from installation and maintenance services decreased by 22.36% to approximately $4.02 million for the year ended June 30, 2022. We also generated approximately $7.39 million of revenues from our senior care services for the fiscal year ended June 30, 2022. Our net income for the year ended June 30, 2022, decreased by 184.85% as compared with the year ended June 30, 2021. The results of operations for the fiscal year ending June 30, 2023, and beyond are still uncertain and may continue to be adversely impacted by any further outbreak or resurgence of the COVID-19 pandemic. See “Risks Related to Our Business and Industry — We face risks related to natural disasters, health epidemics and other outbreaks, including the outbreak of COVID-19 since December 2019 which may have a continued material adverse effect on our business, results of operation and financial condition.”

Corporate Structure

E-Home is not an operating company in China but a Cayman Islands holding company. We conduct our operations in China primarily through our PRC and Hong Kong subsidiaries. Investors in securities being offered in this prospectus are not purchasing equity interests in our operating subsidiaries in China, but instead are purchasing equity interests in a holding company incorporated in the Cayman Islands.

The chart below presents our current corporate structure:

E-Home Household Service Holdings Limited
(Cayman Islands)
100%
E-Home Household Service Holdings Limited
(Hong Kong)
100%
100%
E-Home Household Service Technology Co., Ltd.
亿家快服（平潭）科技有限公司
(PRC)
100%
Fujian Chuangying Business Science and Technology Co., Ltd.
福建省创赢商学科技有限公司
(PRC)
75%
Zhongrun (Fujian) Pharmaceutical Co. Ltd.
中润(福建)医药有限公司
(PRC)
100%
E-Home (Pingtan) Home Service Co., Ltd.
一家快服（平潭）家政服务有限公司
(PRC)
100%
Fuzhou Bangchang Technology Co. Ltd.
福州邦昌科技有限公司
(PRC)
100%
Fuzhou Yongheng Xin Electric Co., Ltd.
福州永恒鑫电器有限公司
(PRC)
100%
Fujian Happiness Yijia Family Service Co., Ltd.
福建幸福亿家家庭服务有限公司
(PRC)
100%
Danyang Fumao Health Development Co., Ltd.
丹阳市福猫健康发展有限公司
(PRC)
60%
Putian YouYou Cleaning Co., Ltd.
莆田市优优保洁有限公司
(PRC)

This structure involves unique risks to investors, and you may never directly hold equity interests in E-Home’s Chinese operating entities. You are specifically cautioned that there are significant legal and operational risks associated with having substantially all of our business operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of E-Home securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence the PRC subsidiaries’ operations in China at any time. Recent statements by the Chinese government indicate an intent to exert more oversight and more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could cause uncertainties regarding the status of the rights of the Cayman Islands holding company and may significantly limit or completely hinder E-Home’s ability to offer or continue to offer its securities to investors and cause the value of the securities being registered hereby to significantly decline or become worthless. Although we believe our current operating structure is legal and permissible under the Chinese law and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations and/or the value of E-Home’s securities being offered, including that it could cause the value of such securities to significantly decline or become worthless. For a detailed discussion of risks facing us and the offering as a result of this structure, see “Risk Factors—Risks Related to Doing Business in China —The Chinese government exerts significant oversight and discretion over the conduct of our business. The Chinese government may intervene or influence our PRC subsidiaries’ operations at any time, which could result in a material adverse change in our PRC subsidiaries’ operations and in the value of the securities being offered hereby” on page 14 of the accompanying prospectus, “Risk Factors—Risks Related to Doing Business in China —Recent statements by the Chinese government indicate an intent to exert more oversight and more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could significantly limit or completely hinder E-Home’s ability to offer or continue to offer its securities to investors and cause the value of the securities being registered hereby to significantly decline or become worthless” on page 14 and “Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” on page 15.

The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our PRC subsidiaries are directly subject to these regulatory actions or statements, as our PRC subsidiaries have not carried out any monopolistic behavior and the business of our PRC subsidiaries does not involve the collection of user data or implicate cybersecurity.

We also have dissolved the VIE structure in October 2021 as the business of our PRC subsidiaries does not involve any type of restricted industry. As advised by our PRC legal counsel, Tian Yuan Law Office, the risk that we may face penalties associated with our prior VIE structure if such structures are invalidated in the PRC in the future is minimal. Currently there are no existing rules or regulations in China that may impose penalties on PRC entities that adopted a VIE structure, which was dissolved later. On December 24, 2021, the CSRC published the Administrative Provisions of the State Council on Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comment) and the Administrative Measures for the Filings of Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comment), which provide principles and guidelines for direct and indirect issuance of securities overseas by a Chinese domestic enterprise. The Administrative Provisions and Measures aim to establish a unified supervision system and promote cross-border regulatory cooperation. According to the Q&A held by CSRC officials for journalists, the CSRC will adhere to the principle of non-retroactive application of law and first focus on issuers conducting initial public offerings and follow-on offerings by requiring them to complete the registration procedures.

As further advised by our PRC counsel, Tian Yuan Law Office, as of the date hereof, no relevant laws or regulations in the PRC explicitly require E-Home or our PRC subsidiaries to seek approval from the CSRC, or any other PRC governmental authorities for the offering, nor has E-Home, the Cayman Islands holding company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding the offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, it is uncertain how soon the regulatory bodies in China will finalize implementation measures, and the impact the modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries, our ability to accept foreign investments and list on an U.S. or other foreign exchange. For more information on various risks related to doing business in China, see “Risk Factors—Risks Related to Doing Business in China” beginning on page 14.

Corporate Information

Our principal executive offices are located at E-Home, 18/F, East Tower, Building B, Dongbai Center, Yangqiao Road, Gulou District, Fuzhou City 350001, People’s Republic of China. The telephone number at our executive offices is +86-591-87590668.

E-Home’s registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands . E-Home’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at www.ej111.com. Information on our website is not incorporated by reference into this reoffer prospectus or into any information incorporated herein by reference. You should not consider information on our website to be part of this reoffer prospectus or any information incorporated by reference herein.

Cash Distribution

Under our current corporate structure, to fund any liquidity requirements an entity in our corporate group may have, a subsidiary may rely on loans or payments from E-Home and E-Home may receive distributions or cash transfers from our subsidiaries. Additionally, the transfer of funds and assets between E-Home and its subsidiaries is not subject to any Chinese currency exchange restrictions, except that the transfers are subject to money laundering and anti-corruption rules and regulations. However, there is no guarantee that the applicable government will not promulgate new laws or regulations that may impose such restrictions on currency exchanges in the future.

As of the date hereof, during the past two completed fiscal years, no non-cash assets transfer occurred between E-Home and its subsidiaries.

The following table illustrates the breakdown of cash transfers within our organization for the year ended June 30, 2022:

Lender	Borrower	Amount Due
E-Home Household Service Holdings Limited (Cayman Islands)	E-Home Household Service Holdings Limited (Hong Kong)	$6,100,000
E-Home Household Service Holdings Limited (Cayman Islands)	E-Home Household Service Technology Co., Ltd.	$200,000
E-Home Household Service Holdings Limited (Cayman Islands)	E-Home (Pingtan) Home Service Co., Ltd.	$5,410,000
E-Home Household Service Holdings Limited (Hong Kong)	E-Home Household Service Technology Co., Ltd.	$5,400,000
E-Home Household Service Holdings Limited (Hong Kong)	E-Home (Pingtan) Home Service Co., Ltd.	$1,700,000
E-Home Household Service Technology Co., Ltd.	E-Home (Pingtan) Home Service Co., Ltd.	$6,476,023

The following table illustrates the breakdown of our outstanding loans within our group as of June 30, 2022 (including non-cash transfers of claims and obligations):

Lender	Borrower	Amount Due
E-Home Household Service Holdings Limited (Cayman Islands)	E-Home Household Service Holdings Limited (Hong Kong)	$6,100,000
E-Home Household Service Holdings Limited (Cayman Islands)	E-Home Household Service Technology Co., Ltd.	$200,000
E-Home Household Service Holdings Limited (Cayman Islands)	E-Home (Pingtan) Home Service Co., Ltd.	$5,410,000
E-Home Household Service Holdings Limited (Hong Kong)	E-Home Household Service Technology Co., Ltd.	$5,400,000
E-Home Household Service Holdings Limited (Hong Kong)	E-Home (Pingtan) Home Service Co., Ltd.	$1,700,000
E-Home Household Service Technology Co., Ltd.	E-Home (Pingtan) Home Service Co., Ltd.	$6,476,023

As of the date hereof, neither E-Home nor its subsidiaries has a cash management policy. During the past two completed fiscal years, none of E-Home’s subsidiaries has paid dividends, made distributions, transferred cash or other assets by kind to E-Home or its shareholders directly or indirectly. The current laws and regulations of the PRC on currency exchange requires registration with or approval from the SAFE for conversion of RMB into foreign currency and remission out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. However, there is no assurance that the Chinese government will not, in the future, intervene or impose restrictions or limitations on our Company’s ability to generate income out of mainland China and Hong Kong.

As of the date hereof, during the past two completed fiscal years, none of our subsidiaries has made any dividends or distributions to E-Home, nor has E-Home made any dividends or distributions to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business. If E-Home determines to pay dividends on any of its ordinary shares in the future, as a holding company, it may derive funds for such distribution from its own cash position or contributions from its subsidiaries.

The Offering

Outstanding Shares:	27,248,959 of our Shares are outstanding as of July 14, 2023.

Shares Offered:	Up to 2,600,000 Shares for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the 2023 Share Incentive Plan.

Selling Securityholders:	The selling securityholders are set forth in the section titled “Selling Securityholders” of this reoffer prospectus on page 32. Until such time as we meet the registrant requirements for use of Form F-3, the amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Shares by the selling securityholders.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	EJH

RISK FACTORS

An investment in E-Home’s securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position, or results of operations and which can also cause the value of the securities being offered to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in E-Home’s securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC and our other filings with the SEC and incorporated by reference in this reoffer prospectus. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of E-Home’s securities could decline, and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to our Business and Industry

Performance issues or an inability to provide good customer service could adversely affect our business and harm our reputation.

The success of our business hinges on our ability to provide quality performance and good customer service, which in turn depends on a variety of factors. These factors include our ability to continue to offer our services at competitive prices, offer services that respond to evolving customer tastes and demands, maintain the quality of our services, provide timely and reliable delivery of our services, flexible payment options and good customer service following the provision of our services. If our services are not delivered on time, customers may refuse to accept delivery. Any failure for our service providers to provide good customer service may negatively impact the experience of our customers, damage our reputation and cause us to lose customers. If our customer service representatives, sales representatives or service providers fail to provide satisfactory service, our brand and customer loyalty may be adversely affected. In addition, any negative publicity or poor feedback regarding our customer service may harm our brand and reputation and in turn cause us to lose customers and market share.

We aim to provide customers with a good customer service experience, including by providing our customers with access to a full suite of services conveniently through our online platform. In addition, we seek to engage with our customers on an ongoing basis using online and offline channels. We cannot assure you that our services or our efforts to engage with our customers using both our online and offline channels will be successful, which could impact our revenue as well as our customer satisfaction and marketing. If we are unable to provide quality performance or good customer service, our business and reputation may be materially and adversely impacted.

If we fail to retain existing or attract new customers or service providers, our business, financial condition and prospects may be materially and adversely affected.

If we fail to retain existing or attract new customers, or if we fail to retain quality existing or attract new service providers, our business, financial condition and prospects may be materially and adversely affected. The success of our business depends on our ability to attract and retain new customers to use our online platform and pay for our services, and to offer attractive services to our customers. If we are unable to grow and maintain a healthy ecosystem of customers or service providers, our customers may find our online platform less useful than expected and may not continue to use our services. This in turn may affect our ability to attract new customers and convince existing customers to request future services or increase their level of spending on our services.

Our business could be adversely affected if our customers are not satisfied with the services provided by our service providers.

Our business depends on our ability to satisfy our customers, use and functionality of our online platform, and the services that are performed by our customer service representatives and service providers. Services may be performed by our own staff, by a third party, or by a combination of the two. Our strategy is to work with third parties to increase the breadth of capability of services through extensive training programs for delivery of these services to our customers, and third parties provide almost all of our on-site services. If customers are not satisfied with the quality of services performed by us or a third party or with the type of professional services delivered, then we could incur additional costs to address the situation and the dissatisfaction with our services could damage our ability to expand our service offerings. We must also align our service offerings and service provider operations in order to ensure that customers’ evolving needs are met. Negative publicity related to our customer relationships, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.

Interruptions or delays in service from our outside service providers could impair the delivery of our services and harm our business and reputation.

We depend upon outside service providers to provide almost all of the on-site services to our customers. The occurrence of unanticipated problems with these third-party service providers could result in unanticipated interruptions in the delivery of our services. Any significant loss in our ability to communicate or any impediments to third-party service providers’ ability to provide services to our customers could result in a disruption to our business. This, in turn, could lead to substantial liability to our customers, customer dissatisfaction, loss of revenue and a material adverse effect on our business, our operating results and financial condition.

We face intense competition, and if we do not compete successfully against existing and new competitors, we may lose market share and suffer losses.

The PRC home appliance and housekeeping services industries are highly competitive, and we compete with a number of other companies that provide similar services. Our ability to compete successfully and to manage our planned growth will depend primarily upon our ability to:

●	maintain the continuity in our management and key personnel;

●	maintain our professional sales force;

●	react to competitive services, pricing pressures and pricing promotions;

●	improve the strength of our brand, brand awareness and reputation;

●	maintain customer satisfaction;

●	maintain the quality and speed of our service;

●	increase the productivity of our customer service personnel and service providers;

●	effectively market and sell our services;

●	expand our service provider network and referrals;

●	acquire and maintain new customers and services;

●	respond to service requests in a timely fashion;

●	expand our geographic segments and service provider network;

●	pursue selective acquisitions;

●	develop and improve our operational, financial and management controls; and

●	develop and improve our information reporting systems and procedures.

We compete in residential and commercial services industries, focusing on home appliance installation and maintenance, home-moving, home cleaning, senior care and smart community services, as well as sales of smart home supplementary merchandise. We compete with many other companies in the sale of our services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our services, loss of market share or reduction of operating profits.

We may not be able to effectively manage our growth and expansion or implement our business strategies, in which case our business and results of operations may be materially and adversely affected.

Our growth depends significantly on the growth of the Chinese economy which has recently slowed and industry demand and our ability to:

●	expand our service offerings and diversify our customer base;

●	source sufficient levels of service providers to meet additional or existing customer needs;

●	successfully address competition challenges;

●	hire, train and retain a sufficient number of qualified personnel to manage growth and operations;

●	successfully maintain and develop relationships with strategic partners;

●	improve and expand our website and WeChat platform in an increasingly competitive environment;

●	drive traffic to our online platform through our planned expenditures and convert such traffic to sales efficiently and effectively;

●	respond to changes in government policies that may impose restrictions on our business, including privacy or other consumer protection laws;

●	keep up with changes in technology; and

●	successfully integrate our strategic acquisitions and investments.

Such growth and expansion, when they occur, will place increased demands on our management, operational and administrative resources. These increased demands and operating complexities could cause us to operate our business less effectively, which, in turn, could cause a deterioration in our financial performance and negatively impact our growth. Any planned growth will also require that we continually monitor and upgrade our management information and other systems, as well as our infrastructure.

There can be no assurance that we will be able to grow our business and achieve our goals. Even if we succeed in establishing new strategic partnerships, and further expand our geographic footprint, we cannot assure that we will achieve planned revenue or profitability levels in the time periods estimated by us, or at all. If any of these initiatives fails to achieve or is unable to sustain acceptable revenue and profitability levels, we may incur significant costs.

Future strategic alliances or acquisitions may have a material and adverse effect on our business, reputation and results of operations.

We may in the future enter into strategic alliances with various third parties to further our business purposes from time to time. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counter-party, and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. In addition, to the extent the strategic partner suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties, and we may have little ability to control or monitor their actions. In addition, although we have no current acquisition plans, if we are presented with appropriate opportunities, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business, including businesses that are owned or controlled by directors, officers, shareholders or their affiliates.

Future acquisitions and the subsequent integration of new assets and businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. Furthermore, acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. We may also have to obtain approvals and licenses from the relevant government authorities in the PRC for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increased costs and delay.

Our expansion into new services, technologies and geographic regions may expose us to new challenges and more competitive risks.

We may have limited or no experience in our newer market segments, such as senior care services, and our customers may not adopt our new service offerings. These service offerings may present new and difficult technology challenges, and we may be subject to claims if customers of these service offerings experience quality issues or other issues. In addition, profitability, if any, in our newer activities may be lower than in our older activities, and we may not be successful enough in these newer activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth, and negatively affect our operating results.

If we are unable to conduct marketing activities cost-effectively, or if our customer acquisition costs increase or costs associated with serving our customers increase, our results of operations and financial condition may be materially and adversely affected.

We have incurred significant expenses on a variety of advertising and brand promotion initiatives designed to enhance our brand recognition, acquire new customers and increase sales of our services. We incurred $11,989,918, $10,279,274 and $7,514,211 of sales and marketing expenses in fiscal years ended June 30, 2022, 2021 and 2020, respectively. We expect to continue to spend significant amounts to acquire additional customers and retain existing customers, primarily through advertising and brand promotion initiatives. We market our brand and services through multiple channels, both online and offline. Online marketing is mainly done through WeChat events. Offline services are mainly promoted by clients from communities, institutions, training agencies and firms through peer-to-peer marketing. We also aim to deliver premium services to garner strong word-of-mouth referrals and enhance our brand recognition.

Our decisions regarding investments in customer acquisition are based upon our analysis of the revenue we have historically generated per customer over the expected lifetime value of the customer. Our analysis of the revenue that we expect a customer to generate over his or her lifetime depends upon several estimates and assumptions, including the demographic groups of the customers, whether a customer will make a second service order, whether a customer will make multiple service orders in a month, average sales per order and the predictability of a customer’s purchase pattern. Our experience in markets or customer demographic groups in which we presently have low penetration rates may differ from our more established markets.

Our brand promotion and marketing activities may not be as effective as we anticipate. If our estimates and assumptions regarding the revenue we can generate from customers prove incorrect, or if the revenue generated from new customers differs significantly from that of existing customers, we may be unable to recover our customer acquisition costs or generate profits from our investment in acquiring new customers. Moreover, if our customer acquisition costs or other operating costs increase, the return on our investment may be lower than we anticipate irrespective of the revenue generated from new customers. If we cannot generate profits from this investment, we may need to alter our growth strategy, and our growth rate and results of operations may be harmed. In addition, marketing approaches and tools in the household services market in China are evolving, which require us to keep pace with industry developments and changing preferences. Failure to refine our existing marketing approaches or to introduce new marketing approaches in a cost-effective manner could reduce our market share, cause our net revenue to decline and negatively impact our profitability, if any.

If our senior management is unable to work together effectively or efficiently or if we lose their services, our business may be severely disrupted.

Our success heavily depends upon the continued services of our senior management. In particular, we rely on the expertise and experience of Wenshan Xie, our Chairman and Chief Executive Officer, Chunsheng Zhu, our Chief Financial Officer and Director, as well as other senior officers. If our senior management cannot work together effectively or efficiently, our business may be severely disrupted. If one or more of our senior management were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all, and our business, financial condition and results of operations may be materially and adversely affected. If any of our senior management joins a competitor or forms a competing business, we may lose customers, service providers, know-how and key professionals and staff members. Our senior management has entered into employment agreements and confidentiality and non-competition agreements with us. However, if any dispute arises between our officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

In addition, while we formulate the overall business strategy at our headquarters, we also give latitude to our subsidiaries to manage the daily operations. We cannot assure you that communications between the senior management team and the local management teams will always be effective, or the executions at the local levels will always have the results that the senior management team expects.

Non-payment by our end customers or service providers could adversely affect our revenues and profitability if we experience difficulties in collecting our receivables.

As a provider of home appliance services and housekeeping services, we depend upon the services provided by service providers to end customers and the collection of receivables from these customers.  When our end customers place orders online for services, they pay either a required visit fee or the estimated full amount of service fee through third-party payment platforms, such as WeChat Pay and Alipay.  After the service is rendered, our service provider will facilitate the collection of any unpaid balance of service fee from the end customer.  Our customers are normally asked to pay such balance through WeChat Pay or Alipay to our accounts so that we receive the payments immediately. If the customer does not have WeChat or Alipay accounts, our service providers will accept cash payments from them. The service providers will then have thirty days to wire the payments to the bank accounts designated by us according to the agreement that we entered into with them. If the end customer refuses to pay, we will communicate directly with the end customer.  Depending on the reasons for non-payment, we may either request the service provider to fix the service problems or request the ender customer to pay.  If the end user continues to fail to pay after a satisfactory service is provided and the service provider is unable to collect payment from the end customer, the service provider has no obligation to pay us, nor are we obligated to pay the service provider.  We are also at risk in the event that the service provider collects cash from the end customers and does not remit it to us. We will treat the failure of payment by the end customer as a bad debt.   While we have not experienced collection problems from end customers or service providers in the past, we may incur significant write-offs if a significant number of our end customers fail to pay their outstanding balances or our service providers fail to remit the cash to us, which could adversely affect our revenues and profitability.

Any change, disruption, discontinuity in the features and functions of our online platform, including our failure to enhance and upgrade when needed, can be disruptive and may negatively impact our revenue.

Defects or disruptions in our hosted software, including our website or WeChat platform, could result in service disruptions for our customers. Our network performance and service levels could be disrupted by numerous events, including natural disasters and power losses. We might inadvertently operate or misuse the system in ways that could cause a service disruption for some or all of our customers. We might have insufficient redundancy or server capacity to address any such disruption, which could result in interruptions in our services or degradation of our service levels. Our customers might use our hosted software in ways that cause a service disruption for other customers. These defects or disruptions could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones, either of which could have a material adverse effect on our results of operations and cash flow.

In addition, as we continue to increase the number of customers and users on our platform, we will need to increase the capacity of our infrastructure. If we do not increase our capacity in a timely manner, customers could experience interruptions or delays in access to our online platform, and we may not be able to retain or attract customers. Any damage to, or failure of, our online platform could result in interruptions in service. Interruptions in our service may reduce our revenue, cause us to issue refunds, subject us to claims and litigation, cause our customers to terminate their services, and adversely affect our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our platform is unreliable.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology. We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We may have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with increasing traffic. We cannot assure you that our cloud computing service provider and the underlying internet infrastructure and the fixed telecommunications networks in China will be able to support the demand associated with the continued growth in internet usage. In addition, we have no control over the costs of the services provided by telecommunication service providers which in turn, may affect our costs of using customized cloud computing services. If the prices we pay for customized cloud computing services rise significantly, our results of operations may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

We regard our trademarks, domain names, copyrights, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark and trade secret laws and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Any unauthorized use of our trademarks and other intellectual property rights could harm our competitive advantages and business. Historically, China has not protected intellectual property rights to the same extent as the United States and infringement of intellectual property rights continues to pose a serious risk of doing business in China. Monitoring and preventing unauthorized use is difficult. The measures we take to protect our intellectual property rights may not be adequate. Furthermore, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially. As internet domain name rights are not rigorously regulated or enforced in China, other companies may incorporate in their domain names elements similar in writing or pronunciation to our company name or its Chinese equivalents. This may result in confusion between those companies and our company and may lead to the dilution of our brand value, which could adversely affect our business.

Any disruption in our information systems could disrupt our future operations and could adversely impact our business and results of operations.

We depend on various information systems to support our customers’ service orders and to successfully manage our business, including managing orders, accounting controls, payroll, among other things. Any inability to successfully manage the procurement, development, implementation or execution of our information systems and back-up systems, including matters related to system security, reliability, performance and access, as well as any inability of these systems to fulfill their intended purpose within our business, could have an adverse effect on our business and results of operations.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

We accept payments using a variety of methods, including online payments with credit cards and debit cards issued by major banks in China, and payment through third-party online payment platforms such as WeChat Pay. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We may also be susceptible to fraud and other illegal activities in connection with the various payment methods we offer. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and become unable to accept credit and debit card payments from our customers, or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

We may need additional capital, and the sale of other equity securities could result in additional dilution to our shareholders, and the incurrence of additional indebtedness could increase our debt service obligations.

We believe that our current cash and cash equivalents and anticipated cash flow from operations should be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions that we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to issue additional shares or debt securities or to obtain a credit facility. The sale of additional equity and equity-linked securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. Our ability to obtain additional financing will be subject to a number of factors, including general market conditions, government approvals, investor acceptance of our plan of operations and results from our business operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We face risks related to natural disasters, health epidemics and other outbreaks, including the outbreak of COVID-19 since December 2019 which may have a material adverse effect on our business, results of operation and financial condition.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to severe interruptions, breakdowns, system failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide our services.

In addition, if our customers, suppliers or service providers were affected by health epidemics or other outbreaks of diseases, our business operation may experience material disruption, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations. Started in December 2019, the outbreak of COVID-19 caused by a novel strain of the coronavirus has become widespread in China and in the rest of the world. In order to avoid the risk of the virus spreading, the Chinese government enacted various restrictive measures, including suspending business operations and quarantines, starting from the end of January 2020. All of our operating subsidiaries, employees and customers are located in China. As a result of the COVID-19 outbreak, our businesses, results of operations, financial position and cash flows were significantly adversely affected in January through March of 2020. Our business performance in February 2020 decreased by approximately 98% compared to February 2019 due to COVID-19 as well as the extended Chinese New Year holiday. Although most our home appliance services are conducted in Shandong, Henan and Hunan provinces and our housekeeping services are mainly conducted in Fujian, Shandong and Guangxi provinces, outside the major epidemic province of Hubei, certain of our employees were stuck in main epidemic areas and our operations in Hubei province were shut down.

Although the COVID-19 pandemic has since abated, the extent to which COVID-19 may continue to negatively impact our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and any resurgence of the virus or its variants, and the measures taken to control such resurgence, may have a negative impact on not only our business, but economic activities globally. These uncertainties impede our ability to conduct our daily operations and could materially and may adversely affect our business, financial condition and results of operations.

Increase in labor costs in the PRC may adversely affect our business and results of operations.

In recent years, the Chinese economy has experienced inflationary and labor cost increases. Average wages are projected to continue to increase. Further, under PRC law we are required to pay various statutory employee benefits, including basic pension insurance, housing fund, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. If we are unable to control our labor costs or pass such increased labor costs on to our customers by increasing the fees of our products and services, our financial condition and results of operations may be adversely affected.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We have material weaknesses in our internal control over financial reporting. If any material weakness persists or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report its financial results could be adversely affected.

In connection with the preparation of the financial statements included in our annual report on Form 20-F for the year ended June 30, 2022, our management evaluated the effectiveness of our internal control over financial reporting as of June 30, 2022, and determined they were not effective due to certain material weaknesses as described in Part II. Item 15. “Controls and Procedures” of our annual report. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

There can be no assurance that any of our efforts we are implementing, or our internal control over financial reporting generally, will remediate any material weakness or avoid future weaknesses or deficiencies. Any failure to remediate the material weakness and any future weaknesses or deficiencies or any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet its reporting obligations or result in material misstatements in its financial statements. If we are unable to remediate its material weaknesses, our management may not be able to conclude that its disclosure controls and procedures or internal control over financial reporting are effective, which could result in investors losing confidence in its reported financial information and may lead to a decline in the stock price.

We will incur increased costs relating to being a public company after we cease to qualify as an “emerging growth company.”

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under SOX 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of SOX 404 and the other rules and regulations of the SEC. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Recently enacted economic substance legislation of the Cayman Islands may adversely impact our company or its operations.

Pursuant to The International Tax Co-operation (Economic Substance) Act (as revised) (the “ES Act”), entities incorporated, formed or registered in the Cayman Islands must report their activities on an annual basis to the Cayman Islands tax authorities and those entities that are carrying on certain relevant activities, as defined in the ES Act, must have adequate substance in the Cayman Islands. The ES Act was effective January 1, 2019, and applies in respect of financial years commencing in 2019 and onwards. It is not anticipated that we will be subject to any requirements under the ES Act other than the annual notification requirements, as we believe we are out of scope of the ES Act on the basis that we are tax resident outside the Cayman Islands. However, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise long-term impact of these legislative changes on our company.

Any damage to our reputation or our brand or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Developing, maintaining and expanding our reputation and brand with customers, service providers and others is critical to our success. Our brand may suffer if our marketing plans or goals are unsuccessful. The importance of our brand and demand for our services may decrease if competitors offer services with benefits similar to or as effective as our services and at lower costs to customers. Although we maintain procedures to ensure the quality of our services, we may be unable to detect or prevent customer service issues that arise at the time our services are being provided to customers. If any of our service providers cause injury to property or persons, we may incur material expenses for damages, and also may be subject to liability claims, which could damage our reputation and brand substantially.

If we are unable to attract, recruit, train, develop and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay, halt or reduce the sales of our services. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in our development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our present and future employees or independent contractors may be employed by third parties and may have commitments under contracts with third parties that may limit their availability to us.

If we are not able to develop enhancements and new features to our existing services or acceptable new services that keep pace with technological developments, our business will be harmed.

If we are unable to develop enhancements to and new features for our existing services or acceptable new services that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature. Failure in this regard may significantly impair our revenue growth. In addition, because our services are designed to be accessible on a variety of network hardware and software platforms using a standard browser, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our service to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and harm our business.

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many industries. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing our services or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Any of these events could result in increases in operating expenses, limit our service offerings or result in a loss of business.

A cybersecurity incident could have a negative impact on our business and results of operations.

A cyber-attack may bypass the security for our IT systems causing a security breach and lead to a material disruption of our systems and/or the loss of business information and/or sales. Such a cyber-attack could result in any of the following:

●	theft, destruction, loss, misappropriation or release of confidential data or intellectual property;

●	operational or business delays resulting from the disruption of IT systems and subsequent clean-up and mitigation activities;

●	negative publicity resulting in reputation or brand damage with our customers, partners or industry peers; and

●	loss of sales.

As a result, our business and results of operations could be materially and adversely affected.

Risks Related to Doing Business in China

The Chinese government exerts significant oversight and discretion over the conduct of our business. The Chinese government may intervene or influence our PRC subsidiaries’ operations at any time, which could result in a material adverse change in our PRC subsidiaries’ operations and in the value of the securities being offered hereby.

Substantially all of our operations are conducted in the PRC by our PRC subsidiaries and all of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political, and legal developments in the PRC. The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operations and the value of the securities being offered hereby could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China and Hong Kong and may adversely affect our business, financial condition and results of operations.

Recent statements by the Chinese government indicate an intent to exert more oversight and more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any such actions by the Chinese government could significantly limit or completely hinder E-Home’s ability to offer or continue to offer its securities to investors and cause the value of the securities being registered hereby to significantly decline or become worthless.

The Chinese government recently has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder E-Home’s ability to offer or continue to offer its securities to investors, and could cause the value of such securities to significantly decline or become worthless.

In July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through arrangements via VIEs. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. Although we have dissolved our VIE structure, as substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations and our business in China, as well as the value of the securities being offered, may also be adversely affected.

Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of the securities being offered. Any such changes may take place quickly and with very little notice.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or China. The SEC has issued statements primarily focused on companies with significant China-based operations, such as us. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. We have dissolved our VIE structure and are not in any industry that is subject to foreign ownership limitations by China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC and this additional scrutiny could affect our ability to effectively raise capital in the United States.

In response to the SEC’s July 30, 2021 statement, the CSRC announced on August 1, 2021, that “[i]t is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of China-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” While the CSRC will continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” it emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.” If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of the securities being offered.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

E-Home is not a Chinese operating company but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, E-Home conducts its business through its Chinese operating subsidiaries, in particular, E-Home Pingtan and Fuzhou Bangchang, and their respective Chinese subsidiaries. As a result, substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations, especially those relating to the internet, are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Shares on the Nasdaq under the M&A Rules. However, the interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments, collectively with the above draft of the Provisions, the draft Provisions and Measures. These draft Provisions and Measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These draft Provisions and Measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the draft Provisions and Measures by providing substantially the same requirements for filings of overseas offerings and listings by domestic companies, yet made the following updates compared to the draft Provisions and Measures: (a) further clarification of the circumstances prohibiting overseas issuances and listings; (b) further clarification of the standard of indirect overseas listings under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offerings and listings. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following the submission of initial public offering or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained approvals from overseas supervision administrations or stock exchanges for their offerings and listings prior to the effective date of the Trial Measures and will complete their overseas offerings and listings prior to September 30, 2023, are not required to make immediate filings for their listings yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted applications for initial public offerings to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained approval from overseas supervision administrations or stock exchanges for the offering and listing prior to the effective date of the Trial Measures may arrange for the filing within a reasonable time period and should complete the filing procedures before such companies’ overseas issuances and listings.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Provisions, which took effect on March 31, 2023, concurrently with the Trial Measures. The Provisions, in replacement of the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Issuance and Listing of Securities which took effect on October 20, 2009, expand its application to cover indirect overseas offering and listing of domestic companies by adding the same confidentiality obligations to such domestic companies in the course of their indirect overseas issuance and listing. According to the Provisions, a domestic company that plans to, either directly or through its overseas-listed entity, publicly disclose or provide to relevant entities or individuals including securities firms, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Further, a domestic company that plans to, either directly or through its overseas-listed entity, publicly disclose or provide to relevant entities or individuals including securities firms, securities service providers, and overseas regulators, other documents and materials that, if divulged, will cause an adverse impact on national security or the public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. We do not believe we will be required to obtain the aforementioned approval or go through such filings procedures as we do not possess nor will we disclose or provide documents and materials that contain state secrets or government work secrets or other documents and materials that, if divulged, will cause an adverse impact on national security or the public interest as mentioned above. However, given the recent promulgation of the Provisions, the opinions remain unclear on how they will be interpreted and implemented by the relevant PRC governmental authorities. After the Provisions took effect on March 31, 2023, if the domestic companies fail to comply with the requirements under the Provisions in the course of their indirect overseas issuance and listing, such domestic companies may be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As of the date hereof, we have not received any formal inquiry, notice, warning, sanction, or regulatory objection from the CSRC with respect to this offering. As the Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and their implementation, if we are required to submit to the CRSC and complete the filing procedure, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

On December 27, 2021, the NDRC and the Ministry of Commerce jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the Special Administrative Measures, if a PRC company engaging in the prohibited business stipulated in the 2021 Negative List seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. Besides, the foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the Draft Measures for Internet Data Security, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future may entail significant expenses and could materially affect our business.

Regulatory authorities in China have implemented and are considering further legislative and regulatory proposals concerning data protection. China’s new Data Security Law went into effect on September 1, 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. The Data Security Law sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB5 million, suspension of relevant business, and revocation of business permits or licenses.

In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the Cyberspace Administration of China and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. Any failure or delay in the completion of the cybersecurity review procedures may prevent the critical information infrastructure operator from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services. The PRC government recently launched cybersecurity reviews against a number of mobile apps operated by several U.S.-listed Chinese companies and prohibiting these apps from registering new users during the review periods. We do not believe that we constitute a critical information infrastructure operator under the Cybersecurity Review Measures that took effect in June 2020.

On July 10, 2021, the Cyberspace Administration of China issued the Cybersecurity Review Measures (revised draft for public comments), which proposed to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security. The PRC National Security Law covers various types of national security, including technology security and information security. The revised Cybersecurity Review Measures took effect on February 15, 2022. The revised Cybersecurity Review Measures expand the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country. Under the revised Cybersecurity Review Measures, the scope of entities required to undergo cybersecurity review to assess national security risks that arise from data processing activities would be expanded to include all critical information infrastructure operators who purchase network products and services and all data processors carrying out data processing activities that affect or may affect national security. In addition, such reviews would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing. An operator that violates these measures shall be dealt with in accordance with the provisions of the PRC Cybersecurity Law and the PRC Data Security Law. As advised by our PRC counsel, Tian Yuan Law Office, we believe that the cybersecurity review requirement under the revised Cybersecurity Review Measures for online platform operators in possession of personal information of over one million users going public in a foreign country does not apply to us or any of our PRC subsidiaries, because we became a public company with shares listed on Nasdaq before such Measures went into effect on February 15, 2022. However, there remains uncertainty as to the interpretation and implementation of the revised Cybersecurity Review Measures and we cannot assure you that the CAC will reach the same conclusion as our PRC counsel.

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under legislations such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme. We believe that E-Home or any of its subsidiaries does not constitute an online platform operator under the draft Regulations on Network Data Security as proposed, which is defined as a platform that provides information publishing, social network, online transaction, online payment and online audio/video services. Our PRC subsidiaries only access certain customers through the WeChat platform but none of them is an online platform operator themselves, nor is any of them required to obtain an ICP license for their operations.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities. We have access to certain information of our customers in providing services and may be required to further adjust our business practice to comply with new regulatory requirements.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC Cybersecurity Law and the PRC Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices or service offerings could fail to meet all of the requirements imposed on us by the PRC Cybersecurity Law, the PRC Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of E-Home’s securities in the U.S. market.

PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006, and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities of a PRC company obtain the approval of the China Securities Regulatory Commission prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the China Securities Regulatory Commission published on its official website procedures regarding its approval of overseas listings through special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Moreover, according to the Anti-Monopoly Law of the People’s Republic of China promulgated on August 30, 2007, and the Provisions on Thresholds for Reporting of Concentrations of Undertakings (the “Prior Reporting Rules”) issued by the State Council in August 2008 and amended in September 2018, the concentration of business undertakings by way of mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council when the applicable threshold is crossed and such concentration shall not be implemented without the clearance of prior reporting. In addition, the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprise by Foreign Investors (the “Security Review Rules”) issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review by structuring the transaction through, among other things, trusts, entrustment or contractual control arrangements.

We may grow our business in part by acquiring other companies operating in our industry. Compliance with the requirements of the regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the CSRC or other Chinese regulatory agencies may be required in connection with our overseas capital-raising activities, including but not limited to this offering, under Chinese law.

The “M&A Rules” purport to require offshore special purpose vehicles that are controlled by Chinese companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of Chinese domestic companies or assets in exchange for the shares of the offshore special purpose vehicles shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

Based on our understanding of the Chinese laws and regulations currently in effect and in the opinion of Tian Yuan Law Office, our PRC legal counsel, we will not be required to submit an application to the CSRC for its approval of any of offerings of E-Home’s securities to foreign investors under the M&A Rules. However, there remains some uncertainties as to how the M&A Rules will be interpreted or implemented, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Furthermore, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law.

As part of such efforts, the CAC issued the Cybersecurity Review Measures (revised draft for public comments) on July 10, 2021, which went into effect on February 15, 2022. The current Cybersecurity Review Measures expand the cybersecurity review to online platform operators in possession of personal information of over one million users if the operators intend to list their securities in a foreign country. And such reviews will focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after a listing outside China. As advised by our PRC counsel, Tian Yuan Law Office, we believe that the cybersecurity review requirement under the Cybersecurity Review Measures currently in effect for online platform operators in possession of personal information of over one million users going public in a foreign country does not apply to E-Home or any of its subsidiaries and E-Home and any of its subsidiaries are not required to apply to the CAC for a cybersecurity review, because E-Home became a public company with shares listed on Nasdaq before the effective date of the Cybersecurity Review Measures on February 15, 2022. However, there remains uncertainty as to the interpretation and implementation of the revised Cybersecurity Review Measures and we cannot assure you that the CAC will reach the same conclusion as our PRC counsel.

We believe that E-Home and its subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and we will continue to closely monitor the interpretation, enforcement and implications of such regulations and policies as well as any new regulations and rules that the CAC or other Chinese regulatory agencies may issue in the future.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters including data privacy and cross-border investigation and enforcement of legal claims. Notwithstanding the foregoing, as of the date hereof, we are not aware of any Chinese laws or regulations in effect requiring that we obtain permission from any Chinese authority to issue securities to foreign investors, and we have not received any inquiry, notice, warning, or sanction in relation to the listing and trading of the Ordinary Shares on Nasdaq from the CSRC, the CAC or any other Chinese authorities that have jurisdiction over our operations.

We are advised by our PRC counsel, Tian Yuan Law Office, that based on the Chinese laws and regulations currently in effect, as of the date hereof, we are not required to submit an application to the CSRC or the CAC for the approval of offerings of E-Home’s securities to foreign investors or trading of Ordinary Shares on Nasdaq. Neither E-Home nor any of its subsidiaries has obtained the approval or clearance from either the CSRC or any other Chinese regulatory authority for the offering under this reoffer prospectus. However, there remains significant uncertainty inherent in relying on an opinion of our PRC counsel as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC regulatory agencies, including the CSRC or the CAC, may not reach the same conclusion as our PRC counsel. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required but the CSRC or other PRC regulatory body subsequently determines that we need to obtain the approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules subsequently that would require us to obtain CSRC or other governmental approvals for this offering, we may not be able to proceed with this offering, and may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, the value of E-Home’s securities, as well as E-Home’s ability to offer or continue to offer its securities to investors or cause such securities to significantly decline in value or become worthless. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for any of the offerings, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the value of the securities that we are registering.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries and/or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

The State Administration of Foreign Exchange promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, on July 4, 2014, which replaced the former circular commonly known as “Circular 75” promulgated by the State Administration of Foreign Exchange on October 21, 2005. Circular 37 requires PRC residents to register with local branches of the State Administration of Foreign Exchange in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle.” Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required registration with the State Administration of Foreign Exchange, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the various registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment released on February 13, 2015, by the State Administration of Foreign Exchange (“Circular 13”), local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37 from June 1, 2015. The Circular 13 also simplified processing procedures for certain direct investment-related foreign exchange business, for example, simplifying the administration of the confirmation and registration of foreign investors’ contribution under domestic direct investment, canceling the filing of overseas re-investment foreign exchange, and canceling annual inspection of the direct investment-related foreign exchange.

According to Circular 37 and Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. We may not at all times be fully aware or informed of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and there can be no assurance that all of our PRC-resident beneficial owners will comply with Circular 37 and subsequent implementation rules, and there is no assurance that the registration under Circular 37 and any amendment will be completed in a timely manner, or will be completed at all. The failure of our beneficial owners who are PRC residents to register or amend their foreign exchange registrations in a timely manner pursuant to Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Such failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Furthermore, Circular 37 is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. These risks could in the future have a material adverse effect on our business, financial condition and results of operations.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent E-Home from making additional capital contributions or loans to its PRC subsidiaries.

E-Home, as an offshore holding company, is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries through loans or capital contributions. However, loans by E-Home to its PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China.

The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign- Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the State Administration of Foreign Exchange will permit such capital to be used for equity investments in the PRC in actual practice. The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency E-Home holds to its PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by E-Home to its PRC subsidiaries. As a result, uncertainties exist as to E-Home’s ability to provide prompt financial support to its PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any failure to comply with PRC regulations regarding employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies due to their positions as director, senior management or employees of the PRC subsidiaries of the overseas companies may submit applications to the State Administration of Foreign Exchange or its local branches for the foreign exchange registration with respect to offshore special purpose companies. Our directors, executive officers and other employees who are PRC residents and who may be granted options may follow Circular 37 to apply for the foreign exchange registration before our company becomes an overseas listed company. As E-Home Household Service Holdings Limited is an overseas listed company under PRC laws, we and our directors, executive officers and other employees who are PRC residents and who have may be granted options will be subject to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the State Administration of Foreign Exchange in February 2012, according to which, employees, directors, supervisors and other management members who are PRC residents participating in any stock incentive plan of an overseas publicly listed company are required to register with the State Administration of Foreign Exchange through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. We will make efforts to comply with these requirements. However, there can be no assurance that they can successfully register with the State Administration of Foreign Exchange in full compliance with the rules. Failure to complete the registrations may subject them to fines and legal sanctions and may also limit the ability to make payment under our share incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly owned enterprises in China and limit our wholly-foreign owned enterprises’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional share incentive plans for our directors and employees under PRC law.

We rely to a significant extent on dividends and other distributions on equity paid by our operating PRC subsidiaries to fund offshore cash and financing requirements.

We are a holding company and rely to a significant extent on dividends and other distributions on equity paid by E-Home WFOE and its PRC subsidiaries and on remittances from them, for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund intercompany loans, service any debt we may incur outside of China and pay our expenses. When E-Home WFOE or its PRC subsidiaries incur additional debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions or remittances to us. Furthermore, the laws, rules and regulations applicable to E-Home WFOE or its PRC subsidiaries permit payments of dividends only from part of their retained earnings, if any, determined in accordance with applicable PRC accounting standards and regulations.

Under PRC laws, rules and regulations, E-Home WFOE and its PRC subsidiaries are required to set aside at least 10% of their net income each year to fund certain statutory reserves until the cumulative amount of such reserves reaches 50% of their registered capital. These reserves, together with the registered capital, are not included in the retained earnings distributable as cash dividends. Furthermore, under PRC law, E-Home WFOE or its PRC subsidiaries cannot distribute any profits until all of their losses from prior fiscal years have been offset. As a result, E-Home WFOE and its PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to their shareholder as dividends, loans or advances. In addition, registered share capital and statutory reserve accounts of E-Home WFOE and its PRC subsidiaries are also restricted from withdrawal in the PRC, up to the amount of their net assets.

Limitations on the ability of E-Home WFOE and its PRC subsidiaries to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10.0%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5.0% if a Hong Kong resident enterprise owns more than 25.0% of the equity interest in the PRC company. E-Home WFOE is wholly owned by our Hong Kong subsidiary. Accordingly, such Hong Kong subsidiary may qualify for a 5.0% tax rate in respect of distributions from its PRC subsidiary. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to State Administration of Taxation Circular 60 which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from our PRC subsidiaries.

We and our existing shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.

In October 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises and any gains from the transfer of such asset by a direct holder, who is a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In the case of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and may consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding agent shall declare and pay the withheld tax to the competent tax authority in the place where such withholding agent is located within 7 days from the date of occurrence of the withholding obligation, while the transferor is required to declare and pay such tax to the competent tax authority within the statutory time limit according to Bulletin 7. Late payment of applicable tax will subject the transferor to default interest. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of Bulletin 37 or previous rules under Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxes if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under Bulletin 37 and Bulletin 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Bulletin 37 and Bulletin 7. As a result, we may be required to expend valuable resources to comply with Bulletin 37 and Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

We are subject to restrictions on currency exchange.

All of our net income is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. Since a significant amount of our future net income and cash flow will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize cash generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our ordinary shares, and may limit our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

Fluctuations in exchange rates could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. With the development of the foreign exchange market and progress towards interest rate liberalization and renminbi internationalization, the Chinese government may in the future announce further changes to the exchange rate system. There is no guarantee that the renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or Chinese or U.S. government policy may impact the exchange rate between the renminbi and the U.S. dollar in the future.

All of our revenue and substantially all of our costs are denominated in Renminbi. We are a holding company and we rely on dividends paid by our operating subsidiary in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and most of our officers and directors reside outside the United States.

Although we are incorporated in the Cayman Islands, we conduct substantially all of our operations in China. All of our current officers and most of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on our company or such directors in your election of the directors and attend shareholders meetings if the meeting is held in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

The increased regulatory scrutiny focusing on U.S.-listed companies with significant operations in China in the U.S. could add uncertainties to our business operations, share price and reputation. Although our auditor, Enrome LLP, is subject to inspection by the PCAOB, trading in E-Home’s securities may be prohibited under the HFCA Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist E-Home’s securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

In recent years, as part of increased regulatory focus in the United States on access to audit information, the United States enacted the HFCA Act in December 2020. The HFCA Act includes requirements for the SEC to identify issuers whose audit reports are prepared by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCA Act also requires public companies on this SEC list to certify that they are not owned or controlled by a foreign government and make certain additional disclosures in their SEC filings. In addition, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years after the law becomes effective, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement the foregoing certification and disclosure requirements and that it was seeking public comment on the issuer identification process as well as the submission and disclosure requirements. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100 Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize the interim final rules previously issued in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments require SEC identified issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that an SEC-identified issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. An SEC-identified issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as an SEC identified issuer based on its annual report for the fiscal year ending December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ending December 31, 2022.

Accordingly, if E-Home is determined by the SEC to be an SEC identified issuer, we will incur additional costs in complying with the submission and disclosure requirements in the annual report for each year in which E-Home is identified. In the event that E-Home is deemed to have had three consecutive “non-inspection” years by the SEC, its securities will be prohibited from trading on any national securities exchange or over-the-counter markets in the United States. AHFCA Act was signed into law on December 29, 2022, reducing the time before the securities of SEC identified issuers may be prohibited from trading or delisted from three years to two years.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the People’s Republic of China and Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Enrome LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, Enrome LLP is required by the laws of the United States to undergo regular inspections by the PCAOB. Enrome LLP is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. In addition, the audit workpapers of E-Home, including its Chinese subsidiaries, are available for the PCAOBs’ inspection. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in E-Home’s securities would be prohibited under the HFCA Act.

Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

Furthermore, as part of ongoing efforts to protect U.S. investors, the U.S. President’s Working Group on Financial Markets, or the PWG, released a report in August 2020 recommending certain enhancements to listing standards on U.S. stock exchanges, including that the PCAOB have access to work papers of the principal audit firm for the audit of each company as a condition to initial and continued exchange listing. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The SEC announced that its staff have been directed to prepare and develop proposals in response to the report of the PWG. Any resulting actions, proceedings or new rules could adversely affect the listing and compliance status of China-based issuers listed in the United States, such as E-Home, and may have a material and adverse impact on the trading prices of the securities of such issuers, and substantially reduce or effectively terminate the trading of E-Home’s securities in the United States.

Risks Related to Our Ordinary Shares

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On December 20, 2022, the Company received notification from Nasdaq that, based on the previous 30 consecutive business days, the Company’s listed security no longer met the minimum $1 bid price per share requirement. Therefore, in accordance with Nasdaq Listing Rules (the “Rules”), the Company was provided 180 calendar days, or until June 19, 2023, to regain compliance. The listed security of the Company did not regain compliance with the minimum $1 bid price per share requirement by June 19, 2023. However, Nasdaq Staff has on June 21, 2023 determined that the Company is eligible for an additional 180 calendar day period, or until December 18, 2023, to regain compliance. If at any time during this additional time period the closing bid price of the Company’s security is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance. The Company is currently reviewing its options with regards to regaining compliance with the Rules and the minimum $1 bid price per share requirement.

If the Company fails to regain compliance with Nasdaq’s Listing Rules, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities will likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

The trading price of our ordinary shares has been and is likely to continue to be highly volatile, which could result in substantial losses to holders of our ordinary shares.

The trading price of our ordinary shares has been and is likely to continue to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed companies based in China. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008 and 2021, which may have a material and adverse effect on the trading price of our ordinary shares.

In addition to the above factors, the price and trading volume of our ordinary shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	announcements of studies and reports relating to the quality of our services or those of our competitors;

●	changes in the economic performance or market valuations of similar service providers;

●	actual or anticipated fluctuations in our quarterly or semi-annual results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the market for our services;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding shares; and

●	sales or perceived potential sales of additional ordinary shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of your shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased your shares. You may not realize a return on your investment and you may even lose your entire investment.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, China or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States. See annual report on Form 20-F, for a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our securities.

We are exempted from certain corporate governance requirements of the Nasdaq Marketplace Rules by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of the Nasdaq Marketplace Rules. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Marketplace Rules.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our ordinary shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Shares. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this reoffer prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this reoffer prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the 2023 Share Incentive Plan. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the 2023 Share Incentive Plan. The Selling Security Holders may resell all, a portion, or none of the shares of Shares from time to time.

The following table sets forth:

●	the name of each Selling Securityholder ;

●	the number and percentage of shares of our Shares that each Selling Securityholder beneficially owned as of July 14, 2023 prior to the offering for resale of the shares under this reoffer prospectus;

●	the number of shares of our Shares that may be offered for resale for the account of each Selling Securityholder under this reoffer prospectus; and

●	the number and percentage of shares of our Shares to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the Shares, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Shares that each Selling Securityholder may offer under this reoffer prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Shares offered by this reoffer prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the Shares offered by them by this reoffer prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Wenshan Xie	2,309,682	3.7%	1,300,000	1,009,682	3.7%
Yijing Ye	100,035	* %	100,000	35	* %
Wong Heung Ming Henry	120,000	-%	120,000	-	-%
Jianhua Wang	100,025	* %	100,000	25	* %
Chunsheng Zhu	50,000	-%	50,000	-	-%
Chunming Xie	50,000	-%	50,000	-	-%
Liyu Liao	200,000	-%	200,000	-	-%
Ting Li	470,040	1.7%	380,000	90,040	* %
Zhaodi Zeng	300,000	1.1%	300,000	-	-%

*	less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 27,248,959 Shares outstanding as of July 14, 2023.

(2)	Assumes that all Shares to be offered, as set forth above, are sold pursuant to this offering and that no other Shares are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their Shares or may acquire or dispose of other Shares, no reliable estimate can be made of the aggregate number of Shares that will be sold pursuant to this offering or the number or percentage of Shares that each Selling Securityholder will own upon completion of this offering.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this reoffer prospectus to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this reoffer prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this reoffer prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this reoffer prospectus may be sold from time to time to purchasers:

●	directly by the Selling Shareholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this reoffer prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NASDAQ;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares are made, a prospectus, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all of the Shares under this reoffer prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the Shares by other means not described in this reoffer prospectus. In addition, any Shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters as to U.S. federal securities law concerning this offering will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Office. Sichenzia Ross Ference LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Tian Yuan Law Office with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of E-Home Household Service Holdings Limited for each of the years ended June 30, 2021 and 2022, included in our annual report on Form 20-F filed with the U.S. Securities Exchange Commission on November 4, 2022 and as amended on April 6, 2023, which is incorporated herein by reference, have been audited by TPS Thayer, LLC, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference given on the authority of such firm as experts in accounting and auditing

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this reoffer prospectus and any information that we file subsequent to this reoffer prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report for the year ended June 30, 2022 on Form 20-F and 20-F/A filed on November 4, 2022 and April 6, 2023, respectively;

(b)	our Current Reports on Form 6-K filed on November 21, 2022, November 21, 2022, December 20, 2022, December 30, 2022, January 6, 2023, January 30, 2023, March 14, 2023, March 29, 2023, April 12, 2023, May 16, 2023, May 17, 2023, May 25, 2023, June 22, 2023, and July 17, 2023; and

(c)	the description of the Shares contained in our registration statement on Form 8-A12B filed with the Commission on April 30, 2021, pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this reoffer prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this reoffer prospectus shall be deemed to be incorporated by reference into this reoffer prospectus. These documents that we file later with the SEC and that are incorporated by reference in this reoffer prospectus will automatically update information contained in this reoffer prospectus or that was previously incorporated by reference into this reoffer prospectus. You will be deemed to have notice of all information incorporated by reference in this reoffer prospectus as if that information was included in this reoffer prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Cayman Islands law and our articles of association provide that we may indemnify our directors, officers and liquidator or trustee acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such. Under our articles of association, indemnification is not available, however, if those events were incurred or sustained by or through their own fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: www.ej111.com.

This reoffer prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the securities offered hereby under the Securities Act. This reoffer prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

UP TO 2,600,000 ORDINARY SHARES

REOFFER PROSPECTUS

July 21, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this reoffer prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report for the year ended June 30, 2022 on Form 20-F and 20-F/A filed on November 4, 2022 and April 6, 2023, respectively;

(b)	our Current Reports on Form 6-K filed on November 21, 2022, November 21, 2022, December 20, 2022, December 30, 2022, January 6, 2023, January 30, 2023, March 14, 2023, March 29, 2023, April 12, 2023, May 16, 2023, May 17, 2023, May 25, 2023, and June 22, 2023; and

(c)	the description of the Shares contained in our registration statement on Form 8-A12B filed with the Commission on April 30, 2021, pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this reoffer prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this reoffer prospectus shall be deemed to be incorporated by reference into this reoffer prospectus. These documents that we file later with the SEC and that are incorporated by reference in this reoffer prospectus will automatically update information contained in this reoffer prospectus or that was previously incorporated by reference into this reoffer prospectus. You will be deemed to have notice of all information incorporated by reference in this reoffer prospectus as if that information was included in this reoffer prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under Delaware corporate law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As of the date of this reoffer prospectus, we have entered into certain indemnification agreement with our directors and officers in the form set out in Exhibit 10.20 to our Registration Statement on Form F-1 filed on August 26, 2019.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	2023 Share Incentive Plan	6-K	001-40375	99.1	May 16, 2023

5.1*	Opinion of Conyers Dill & Pearman

23.1*	Consent of TPS Thayer, LLC, Independent Registered Public Accounting Firm

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fuzhou, PRC, on July 21, 2023.

E-HOME HOUSEHOLD SERVICE HOLDINGS LIMITED

By:	/s/ Wenshan Xie
Wenshan Xie
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wenshan Xie as his/hers true and lawful attorneys-in-fact and agents, with full power of substitution, for him/her in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or her substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Wenshan Xie	Chairman and Chief Executive Officer	July 21, 2023
Wenshan Xie	(Principal Executive Officer)

/s/ Chunsheng Zhu	Chief Financial Officer and Director	July 21, 2023
Chunsheng Zhu	(Principal Financial and Accounting Officer)

/s/ Chunming Xie	Director	July 21, 2023
Chunming Xie

/s/ Yijing Ye	Director	July 21, 2023
Yijing Ye

/s/ Jianhua Wang	Director	July 21, 2023
Jianhua Wang

/s/ Wong Heung Ming Henry	Director	July 21, 2023
Wong Heung Ming Henry

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